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EXHIBIT 16.1




                               September 10, 1999



Spencer Bernard
Heard, McElroy & Vestal, LLP
Commercial National Tower, 15th Floor
333 Texas Street
P.O. Box 1607
Shreveport, Louisiana 71165



Dear Mr. Bernard:

This is to confirm that the auditor-client relationship between 3CI complete Compliance Corporation (Commission File Number 1-11097) and Heard, McElroy & Vestal, LLP has ceased.

Very truly yours,


Curtis W. Crane
Chief Financial Officer

cc:   Office of the Chief Accountant
      SECPS Letter File
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, D.C. 20549